UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 17, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “SEC”). This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment to Original Form 8-K”) amends, updates and restates the Original Form 8-K in its entirety.

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement, dated as of May 16, 2024 (the “FirstFire Purchase Agreement”), with FirstFire Global Opportunities Fund, LLC (the “Investor”), pursuant to which the Company was required to issue the Investor a senior secured convertible promissory note with principal of $412,500 (the “FF Note”), 187,500 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), as a commitment fee (the “FF Commitment Shares”), a warrant to purchase up to 1,375,000 shares of common stock (the “First FF Warrant”), and a second warrant to purchase up to 250,000 shares of common stock (the “Second FF Warrant,” and together with the First FF Warrant, the “FF Warrants”).

The Company also entered into a security agreement with the Investor, dated as of May 16, 2024 (the “Security Agreement”), pursuant to which the Company will grant the Investor a security interest to secure the Company’s obligations under the FF Note in all assets of the Company except for a certificate of deposit account with Commerce Bank of Arizona (“CBAZ”) with an approximate balance of $2,100,000 together with (i) all interest, whether now accrued or hereafter accruing; (ii) all additional deposits made to such account; (iii) any and all proceeds from such account; and (iv) all renewals, replacements and substitutions for any of the foregoing, which is subject to that certain Assignment of Deposit Account, dated as of December 11, 2023, between the Company and CBAZ, until the full repayment of that certain Promissory Note in the original principal amount of $2,000,000 issued by the Company to CBAZ, dated as of December 11, 2023 and maturing on December 11, 2024 (the “Prior Secured Note”), pursuant to that certain Business Loan Agreement, dated as of December 11, 2023, between the Company and CBAZ.

The closing of the transaction under the FirstFire Purchase Agreement, including payment to the Company by the Investor of the purchase price of $375,000, was subject to certain conditions. On May 20, 2024, such conditions were met. As a result, the Company issued the FF Commitment Shares, and the FF Note and the FF Warrants were released from escrow and issued as of May 16, 2024, and the Investor paid $375,000, of which the Company received $336,500 in net proceeds after deductions of the placement agent’s fee of $26,250 and non-accountable expense allowance of $3,750, and Investor counsel’s fees of $8,500. The Company also issued the First FF PA Warrant (as defined below) and the Second FF PA Warrant (as defined below).

FirstFire Purchase Agreement

Under the FirstFire Purchase Agreement, until the FF Note has been fully converted or repaid, the Investor will have participation and rights of first refusal on any offers of the Company’s securities other than offerings already disclosed in the Company’s reports filed with the SEC or pursuant to an Excluded Issuance (as defined in the FirstFire Purchase Agreement), and most favored nation rights on any offers of the Company’s securities other than for an Excluded Issuance. The Company will also be prohibited from effecting or entering into an agreement involving a Variable Rate Transaction (as defined in the FirstFire Purchase Agreement) other than pursuant to an “at-the-market” agreement with a registered broker-dealer, whereby such registered broker-dealer is acting as principal in the purchase of common stock from the Company or an Equity Line of Credit (as defined in the FF Note), without the consent of the Investor, which may not be unreasonably withheld. In addition, the Company may not issue, agree, propose, or offer to issue any shares of common stock or securities with underlying common stock prior to the 30th calendar day after the date of the FirstFire Purchase Agreement.

The FirstFire Purchase Agreement (as well as the FF Note and the FF Warrants) provides that the maximum amount of shares of common stock issuable under the FF Note and the FF Warrants is limited to no more than 19.99% of the issued and outstanding common stock of the Company as of the date of the FirstFire Purchase Agreement (as well as the FF Note and the FF Warrants), or 3,074,792 shares of common stock, which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the FirstFire Purchase Agreement under applicable rules of the NYSE American LLC (the “NYSE American” and such limitation, the “FF Exchange Limitation”), until the Company obtains stockholder approval to issue shares in excess of that amount for all shares issuable pursuant to the terms of the FirstFire Purchase Agreement (the “FF Stockholder Approval”). Originally, the FF Exchange Limitation would not apply to any shares of common stock issuable upon conversion or exercise of the FF Note or the FF Warrants if the applicable conversion price or exercise price is at least equal to the greater of the Company’s stockholders’ equity per share disclosed in the Company’s most recent public filing with the SEC or the last closing bid price of the common stock as of the date of conversion or exercise. Pursuant to an Amendment to Senior Secured Promissory Note and Warrants, dated as of May 20, 2024 (the “Amendment to Note and Warrants”), prior to the issuance of any shares of common stock under either instrument the Company and the Investor agreed to amend the Note and the Warrants to remove this exception. The Company must hold a meeting of stockholders on or before the date that is six months after the date of the FirstFire Purchase Agreement, for the purpose of obtaining the FF Stockholder Approval, with the recommendation of the Company’s board of directors that such proposal be approved, the Company must solicit proxies from its stockholders in connection with the proposal in the same manner as all other management proposals in such proxy statement, and all management-appointed proxyholders shall vote their proxies in favor of such proposal. In addition, all members of the Company’s board of directors and all of the Company’s executive officers must vote in favor of such proposal, for purposes of obtaining the FF Stockholder Approval, with respect to all securities of the Company then held by such persons, and the Company must generally use its commercially reasonable efforts to obtain the FF Stockholder Approval. If the Company does not obtain the FF Stockholder Approval at the first meeting at which the proposal is voted upon, the Company shall call a stockholder meeting as often as possible thereafter to seek the FF Stockholder Approval until the FF Stockholder Approval is obtained.

In addition, the FirstFire Purchase Agreement provides that, at the Company’s option, the Investor will pay an additional amount of at least an additional $175,000 to the Company, subject to the same terms and conditions of the FirstFire Transaction Documents (as defined below), including the issuance of a senior secured promissory note for principal of at least $198,611, based on the 10% original issuance discount under the FF Note, and the other terms and conditions of the FF Note (the “Second Tranche FF Note”), if, within six calendar months of the date of the FirstFire Purchase Agreement, the Company obtains the FF Stockholder Approval and such FF Stockholder Approval applies to the Second Tranche FF Note, the FF Registration Statement (as defined below) is effective, any additional registration statement required to cover the shares of common stock issuable following the issuance of the Second Tranche FF Note is effective, the Company is listed on the NYSE American, and no Event of Default (as defined in the FF Note) has occurred.

The FirstFire Purchase Agreement also has a most favored nations provision with respect to the issuance of any securities of the Company other than with respect to an Excluded Issuance.

FirstFire Registration Rights Agreement

In connection with the transaction, the Company and the Investor entered into a registration rights agreement, dated as of May 16, 2024 (the “FirstFire Registration Rights Agreement” and together with the FirstFire Purchase Agreement, the Security Agreement, the FF Notes and the FF Warrants, the “FirstFire Transaction Documents”), pursuant to which the Company agreed to register the shares of common stock underlying the FF Note and the FF Warrants and the FF Commitment Shares under the Securities Act of 1933, as amended (the “Securities Act”), for resale pursuant to a registration statement (the “FF Registration Statement”). The Company agreed to file the FF Registration Statement with the SEC within 90 calendar days from the date of the FirstFire Purchase Agreement and to have the FF Registration Statement declared effective by the SEC within 120 days from the date of the FirstFire Purchase Agreement. The Company also granted the Investor certain piggyback registration rights pursuant to the FirstFire Purchase Agreement.

FF Note

The principal amount of the FF Note will bear interest at the rate of 10% per annum on a 365-day basis. The interest will be guaranteed, which requires that all interest that would accrue through the latest date of maturity (equal to $41,250) be paid. The FF Note will mature on the earlier of the 12-month anniversary date of the issuance date, or May 16, 2025, and the date of the consummation of a sale, conveyance or disposition of all or substantially all of the assets of the Company, or the consolidation, merger or other business combination of the Company with or into any other entity when the Company is not the survivor.

Under the FF Note, the Company is required to make monthly amortization payments of $56,715 commencing September 16, 2024. The Company may prepay the FF Note any time prior to an Event of Default on 15 trading days’ prior written notice for an amount equal to 110% of the principal amount then outstanding and 110% of the accrued and unpaid interest outstanding.

Under the FF Note, the holder of the FF Note may at any time and from time to time, subject to beneficial ownership limitations and the FF Exchange Limitation, convert the outstanding principal amount and accrued interest under the FF Note into shares of common stock at an initial conversion price of $0.30 per share, subject to adjustment, including adjustments under full-ratchet anti-dilution provisions for any issuances of securities at a lower price per share or per underlying share of common stock to match the price of such lower-priced securities, other than for an Excluded Issuance (the “Fixed Conversion Price”). If the Company fails to make an amortization payment when due under the FF Note, the balance remaining under the FF Note will become convertible, and the conversion price will become the lower of the then-applicable Fixed Conversion Price and 80% of the lowest closing price of the common stock during the ten trading days prior to the conversion date. If an Event of Default occurs under the FF Note, then the balance remaining under the FF Note will become convertible at the lower of the Fixed Conversion Price, the closing price of the common stock on the date of the Event of Default (or the next trading day if such date is not on a trading day), and $0.195 per share, subject to adjustment. The number of shares issuable upon the conversion of the FF Note and the conversion price of the FF Note are subject to any stock dividend, stock split, stock combination, rights offerings, reclassification, or similar transaction.

The FF Note provides that Events of Default will include: The failure to pay obligations when due, failure to issue shares upon conversions as required, a material breach of representations and warranties or covenants, the entry of material judgments against certain of our subsidiaries, the initiation of bankruptcy or insolvency proceedings of certain of our subsidiaries, defaults on other indebtedness, failure to remain subject to and compliant with the Exchange Act, failure to maintain intellectual property and other necessary assets, the restatement of any financial statements, disclosure or attempted disclosure of material non-public information to the FF Note holder, unavailability of Rule 144 under the Securities Act for resales of the Company’s securities, the delisting or suspension of listing of the Company’s common stock by the NYSE American. The occurrence of an Event of Default would result in a number of additional obligations to the FF Note holder, including acceleration of the FF Note balance multiplied by 125%; default interest at the rate of the lesser of (i) 15% per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid; and the increase of the principal balance of the FF Note by $3,000 each calendar month until the FF Note is repaid in its entirety.

If, at any time prior to the full repayment or full conversion of all amounts owed under the FF Note, the Company receives cash proceeds from any source or series of related or unrelated sources on or after the date of the FF Note, including but not limited to, from payments from customers, the issuance of equity or debt, the incurrence of Indebtedness (as defined in the FF Note), a merchant cash advance, sale of receivables or similar transaction, the exercise of outstanding warrants of the Company, the issuance of securities pursuant to an Equity Line of Credit (as defined in the FF Note) of the Company or the Company’s offering of securities under Regulation A under the Securities Act, or the sale of assets (including but not limited to real property) by the Company, the Company shall, within one business day of the Company’s receipt of such proceeds, inform the holder of the FF Note of or publicly disclose such receipt, following which the holder of the FF Note shall have the right in its sole discretion to require the Company to immediately apply up to 100% of such proceeds to repay all or any portion of the outstanding principal amount and interest (including any default interest) then due under the FF Note.

The FF Note will be a senior secured obligation of the Company, with priority over all existing and future indebtedness of the Company, except that the FF Note will be junior in priority to the Prior Secured Note. The Company may not incur any Indebtedness that is senior to or pari passu with the obligations under the FF Note. During the period that any obligation under the FF Note remains outstanding, the Company may not, without the FF Note holder’s prior written consent, declare or pay any dividends or other distributions on shares of capital stock except in the form of shares of common stock or distributions pursuant to a stockholders’ rights plan approved by a majority of the Company’s disinterested directors. The Company also may not repurchase any capital stock or repay any indebtedness other than the FF Note and the Prior Secured Note. The Company also may not (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; (c) enter into a Variable Rate Transaction; or (d) enter into any merchant cash advance transaction, sale of receivables transaction, or any other similar transaction, without the consent of the Investor, which may not be unreasonably withheld.

The FF Note contains a most favored nations provision with respect to the issuance of any debt securities of the Company.

FF Warrants

First FF Warrant

The First FF Warrant will be exercisable for up to 1,375,000 shares of common stock from the date of issuance until the fifth anniversary of the date of issuance. The holder may exercise the First FF Warrant by a “cashless” exercise if the Market Price (as defined below) is less than the exercise price then in effect and there is no effective registration statement for the resale of the shares. The “Market Price” is defined as the highest traded price of the common stock during the 30 trading days before the date of the cashless exercise. The number of shares issuable upon cashless exercise will equal (i) the product of (a) the number of shares of common stock that the holder elects to purchase under the First FF Warrant, times (b) the Market Price less the exercise price, divided by (ii) the Market Price.

Under the First FF Warrant, the holder of the First FF Warrant may at any time and from time to time, subject to beneficial ownership limitations and the FF Exchange Limitation, exercise the First FF Warrant to purchase shares of common stock at an initial exercise price of $0.30 per share, subject to adjustment, including adjustments under full-ratchet anti-dilution provisions for any issuances of securities at a lower price per share or per underlying share of common stock other than for an Excluded Issuance, or for any issuances of securities at a price which varies or may vary with the market price of the common stock, to match the price of such lower-priced or variable price securities, or for other dilution events. Simultaneous with any adjustment to the exercise price as a result of an anti-dilution adjustment, the number of shares underlying the First FF Warrant will be adjusted proportionately so that after such adjustment the aggregate exercise price payable under the First FF Warrant for the adjusted number of shares underlying the First FF Warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment (without regard to any limitations on exercise). The First FF Warrant also contains rights to any rights to purchase securities of the Company distributed pro rata to the stockholders of the Company.

Second FF Warrant

The Second FF Warrant will be exercisable for up to 250,000 shares of common stock for an initial exercise price of $0.01 per share from the date of an Event of Default under the FF Note until the fifth anniversary of the date of an Event of Default under the FF Note. The Second FF Warrant will be automatically canceled if the FF Note is fully extinguished (by repayment in cash and/or conversion into common stock) on or prior to the maturity date of the FF Note. The Second FF Warrant otherwise has the same terms and conditions as the First FF Warrant.

General and Other Terms

The FirstFire Transaction Documents contain certain other agreements and obligations of the parties.

Under the Company’s engagement letter agreement with Boustead Securities, LLC, a registered broker-dealer (“Boustead”), under which Boustead is acting as the placement agent in connection with the transactions contemplated by the FirstFire Purchase Agreement, the Company paid to Boustead a cash fee of $26,250, equal to 7% of the purchase price of the FF Note, and a non-accountable expense allowance of $3,750, equal to 1% of the purchase price of the FF Note. The Company also issued Boustead 13,125 shares of common stock, equal to 7% of the FF Commitment Shares. In addition, the Company issued a placement agent warrant to purchase up to 7% of the shares issuable upon exercise of the First FF Warrant, or 96,250 shares, with an exercise price of $0.30 per share (the “First FF PA Warrant”), and a placement agent warrant to purchase up to 7% of the shares issuable upon exercise of the Second FF Warrant, or 17,500 shares, with an exercise price of $0.01 per share (the “Second FF PA Warrant”). The First FF PA Warrant will be exercisable for a period of five years from the date of issuance and the Second FF PA Warrant will be exercisable for five years from the initial date of the exercisability of the Second FF Warrant, and contain cashless exercise provisions. Boustead also has certain registration rights with respect to these warrants.

The foregoing summary of the terms and conditions of the FF Note, the First FF Warrant, the Second FF Warrant, the First FF PA Warrant, the Second FF PA Warrant, the FirstFire Purchase Agreement, the Security Agreement, the Registration Rights Agreement, and the Amendment to Note and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the FF Note, the First FF Warrant, the Second FF Warrant, the FirstFire Purchase Agreement, the Security Agreement, the Registration Rights Agreement, and the Amendment to Note and Warrants, copies or forms of which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 4.5, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Amendment to Original Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company on January 8, 2024, the Company entered into a Common Stock Purchase Agreement, dated as of January 5, 2024 (the “Tumim Purchase Agreement”), and a Registration Rights Agreement, dated as of January 5, 2024 (the “Tumim Registration Rights Agreement”), with Tumim Stone Capital LLC (“Tumim”), pursuant to which Tumim had committed to purchase, upon the terms and conditions specified in the Tumim Purchase Agreement and the Tumim Registration Rights Agreement, up to $25 million of the Company’s common stock.

On May 16, 2024, the Company and Tumim agreed by mutual written consent and pursuant to its terms to terminate the Tumim Purchase Agreement, effective immediately.

In connection with this termination, Tumim also waived the prohibition under the Tumim Purchase Agreement on the Company entering into a Variable Rate Transaction (as defined in the Tumim Purchase Agreement) which otherwise would have survived termination of the Tumim Purchase Agreement for a six-month period.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Amendment to Original Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Amendment to Original Form 8-K is incorporated herein by reference.

The securities that have been issued or may be issued by the Company to the Investor under the FirstFire Purchase Agreement are being offered and sold by the Company to the Investor in a transaction that is exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the FirstFire Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities that may be issued and sold to the Investor under the FirstFire Purchase Agreement have not been and will not be registered for offer and sale under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

The securities that have been issued or may be issued by the Company to Boustead under the Company’s engagement letter agreement with Boustead are being offered and sold by the Company to Boustead in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. Accordingly, the offer and sale by the Company of the securities that may be issued and sold to Boustead under its engagement letter agreement have not been and will not be registered for offer and sale under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Amendment to Original Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Amendment to Original Form 8-K is incorporated herein by reference.

If, at any time prior to the full repayment or full conversion of all amounts owed under the FF Note, the Company receives cash proceeds from any source or series of related or unrelated sources on or after the date of the FF Note, including but not limited to, from payments from customers, the issuance of equity or debt, the incurrence of Indebtedness, a merchant cash advance, sale of receivables or similar transaction, the exercise of outstanding warrants of the Company, the issuance of securities pursuant to an Equity Line of Credit of the Company or the Company’s offering of securities under Regulation A under the Securities Act, or the sale of assets (including but not limited to real property) by the Company, the Company shall, within one business day of the Company’s receipt of such proceeds, inform the holder of the FF Note of or publicly disclose such receipt, following which the holder of the FF Note shall have the right in its sole discretion to require the Company to immediately apply up to 100% of such proceeds to repay all or any portion of the outstanding principal amount and interest (including any default interest) then due under the FF Note.

The FF Note will be a senior secured obligation of the Company, with priority over all existing and future indebtedness of the Company, except that the FF Note will be junior in priority to the Prior Secured Note. The Company may not incur any Indebtedness that is senior to or pari passu with the obligations under the FF Note. During the period that any obligation under the FF Note remains outstanding, the Company may not, without the FF Note holder’s prior written consent, declare or pay any dividends or other distributions on shares of capital stock except in the form of shares of common stock except for distributions pursuant to a stockholders’ rights plan approved by a majority of the Company’s disinterested directors. The Company also may not repurchase any capital stock or repay any indebtedness other than the FF Note and the Prior Secured Note. The Company also may not (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; (c) enter into a Variable Rate Transaction; or (d) enter into any merchant cash advance transaction, sale of receivables transaction, or any other similar transaction, without the consent of the Investor, which may not be unreasonably withheld.

Under the FirstFire Purchase Agreement, until the FF Note has been fully converted or repaid, the Investor will have participation and rights of first refusal on any offers of the Company’s securities other than offerings already disclosed in the Company’s reports filed with the SEC or pursuant to an Excluded Issuance, and most favored nation rights on any offers of the Company’s securities other than for an Excluded Issuance. The Company will also be prohibited from effecting or entering into an agreement involving a Variable Rate Transaction other than pursuant to an “at-the-market” agreement with a registered broker-dealer, whereby such registered broker-dealer is acting as principal in the purchase of common stock from the Company or an Equity Line of Credit, without the consent of the Investor, which may not be unreasonably withheld. In addition, the Company may not issue, agree, propose, or offer to issue any shares of common stock or securities with underlying common stock prior to the 30th calendar day after the date of the FirstFire Purchase Agreement.

Other terms of the FirstFire Purchase Agreement and the FF Note are described in Item 1.01 above, and this description is qualified in its entirety by reference to the FF Note and the FirstFire Purchase Agreement, a copy or form of which is filed as Exhibit 4.1 and Exhibit 10.1 to this Amendment to Original Form 8-K, respectively.

Item 7.01 Regulation FD Disclosure.

The information set forth under Item 1.01, Item 1.02, Item 3.02, and 3.03 of this Amendment to Original Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Promissory Note issued to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 17, 2024)
4.2	Form of (First) Common Stock Purchase Warrant issued to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on May 17, 2024)
4.3	Form of (Second) Common Stock Purchase Warrant issued to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on May 17, 2024)
4.4	Form of (First) Warrant to Purchase Common Stock issued to Boustead Securities, LLC, dated as of May 20, 2024
4.5	Form of (Second) Warrant to Purchase Common Stock issued to Boustead Securities, LLC, dated as of May 20, 2024
10.1	Securities Purchase Agreement, dated May 16, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 17, 2024)
10.2	Security Agreement, dated May 16, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 17, 2024)
10.3	Registration Rights Agreement, dated May 16, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 17, 2024)
10.4	Amendment to Senior Secured Promissory Note and Warrants, dated as of May 20, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer